UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2014

SmartStop Self Storage, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-53644

MD	32-0211624
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

111 Corporate Drive, Suite 120, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

Strategic Storage Trust, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 4, 2014, SmartStop Self Storage, Inc. (formerly known as Strategic Storage Trust, Inc.) (the “Registrant”) and the Registrant’s operating partnership, SmartStop Self Storage Operating Partnership, L.P. (formerly known as Strategic Storage Operating Partnership, L.P.) (the “Operating Partnership”), entered into a series of transactions, agreements, and amendments to the Registrant’s existing agreements and arrangements (such agreements and amendments hereinafter referred to collectively as the “Self Administration and Investment Management Transaction”), with Strategic Storage Holdings, LLC (“SSH”) and the Registrant’s advisor, Strategic Storage Advisor, LLC (the “Advisor”), pursuant to which, effective as of August 31, 2014, the Registrant acquired the self storage advisory, asset management, property management and investment management businesses of SSH. SSH is the sole member of the Advisor and Strategic Storage Property Management, LLC (the “Property Manager”). The Advisor had been responsible for, among other things, managing the Registrant’s affairs on a day-to-day basis and identifying and making acquisitions and investments on the Registrant’s behalf. As a result of the Self Administration and Investment Management Transaction, the Registrant is now self-managed, succeeds to the advisory, asset management and property management arrangements with two additional REITs, Strategic Storage Trust II, Inc. (“SST2”) and Strategic Storage Growth Trust, Inc. (“SSGT”), and has the internal capability to originate, structure and manage additional investment products which would be sponsored by the Registrant.

SSH Contribution Agreement

On September 4, 2014, the Registrant and the Operating Partnership, as Contributee, and SSH, as Contributor, entered into a Contribution Agreement (the “SSH Contribution Agreement”) whereby, effective August 31, 2014, the Operating Partnership acquired substantially all of SSH’s operating assets, including (a) SSH’s 100% membership interests in (i) the Property Manager, (ii) Strategic Storage Opportunities, LLC (“SSO”), (iii) Strategic Storage Realty Group, LLC, the parent company of the advisor and property manager for SST2 and SSGT, respectively, and (iv) Strategic Capital Markets Group, LLC, which owns a 15% non-voting equity interest in Select Capital Corporation, the Registrant’s former dealer manager and the current dealer manager for SST2 and SSGT, (b) all equipment, furnishings, fixtures, computer equipment and certain other personal property as set forth in the SSH Contribution Agreement, (c) all intellectual property, goodwill, licenses and sublicenses granted and obtained with respect thereto (including all rights to the “SmartStop®” brand and “Strategic Storage” related trademarks), (d) all of SSH’s Software as defined in the SSH Contribution Agreement, (e) all of SSH’s processes, practices, procedures and workforce (including a fully integrated operations team of approximately 300 self storage and other professionals), and (f) certain other assets as set forth in the SSH Contribution Agreement, in exchange for $18 million in cash and 773,395 units of limited partnership in the Operating Partnership (“OP Units”).

The SSH Contribution Agreement contains customary representations, warranties, covenants and agreements of the Registrant, the Operating Partnership and SSH.

The foregoing summary of the material terms of the SSH Contribution Agreement is qualified in its entirety by reference to the SSH Contribution Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Termination of Advisory Agreements

On September 4, 2014, the Registrant and the Operating Partnership entered into a Termination of Advisory Agreement (the “Advisory Agreement Termination”) with the Advisor. Pursuant to the Advisory Agreement Termination, the advisory agreement between the Registrant, the Operating Partnership, and the Advisor was terminated, effective August 31, 2014, and is of no further force and effect.

In addition, Self Storage REIT, LLC, a wholly-owned subsidiary of the Operating Partnership (“REIT I”) entered into a Termination of Advisory Agreement (the “REIT I Advisory Agreement Termination”) with USA Self Storage Advisor LLC, the advisor to REIT I (“REIT I Advisor”), and Self Storage REIT II, LLC, a wholly-owned subsidiary of the Operating Partnership (“REIT II”) entered into a Termination of Advisory Agreement (the “REIT II Advisory Agreement Termination”) with USA SS REIT II Advisor, LLC, the advisor to REIT II (“REIT II Advisor”), resulting in the termination of the respective advisory agreements of REIT I and REIT II.

The foregoing summary of the Advisory Agreement Termination is qualified in its entirety by reference to the Advisory Agreement Termination, which is attached hereto as Exhibit 10.2 and incorporated by reference herein.

Contribution of Special Limited Partner Interests

On September 4, 2014, pursuant to a limited partner interest contribution agreement (the “Limited Partner Interest Contribution Agreement”), by and among the Operating Partnership, USA Self Storage Operating Partnership, LP (“REIT I Operating Partnership”), USA SS REIT II Operating Partnership, L.P. (“REIT II Operating Partnership”), the Advisor, REIT I Advisor and REIT II Advisor, (1) the Advisor contributed its special limited partner interest in the Operating Partnership to the Operating Partnership in exchange for 659,696 OP Units and 691,876 Class B Limited Partnership Units of the Operating Partnership (“Class B Units”), (2) REIT I Advisor contributed both its special limited partner interest in the Operating Partnership and its Class B limited partnership units in REIT I Operating Partnership to the Operating Partnership in exchange for 102,846 OP Units and 107,863 Class B Units, and (3) REIT II Advisor contributed both its special limited partner interest in the Operating Partnership and its Class B limited partnership units in REIT II Operating Partnership to the Operating Partnership in exchange for 30,188 OP Units and 31,660 Class B Units.

As a result of the Limited Partner Interest Contribution Agreement, the Advisor, REIT I Advisor, and REIT II Advisor no longer have a special limited partner interest in the Operating Partnership, REIT I Operating Partnership or REIT II Operating Partnership; however, the Advisor, REIT I Advisor and REIT II Advisor will now hold OP Units and Class B Units in the Operating Partnership. See “Amendments to Operating Partnership Agreements” below. The Class B Units shall have the following rights, preferences and limitations:

•	The Class B Units shall be converted on a per unit basis into OP Units at the later of (i) two years from the date of issuance, or (ii) the date on which the OP Units have a fully diluted estimated net asset value per unit (after giving effect to the conversion of the Class B Units) exceeding $10.81, calculated in accordance with the provisions of Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs, issued by the Investment Program Association (IPA) in April 2013 (the “IPA Guidelines”); provided, however, that the estimated net asset value per unit shall take into account the value of the assets acquired by the Operating Partnership, pursuant to the SSH Contribution Agreement and the Churchill Contribution Agreement (as defined in Item 8.01 below);

•	The Class B Units shall be automatically converted into OP Units in the event of a change in control or listing event (with market value in a listing measured by the average closing price during a 30-day period commencing at any time between 180 days and 540 days following listing) at a price in excess of $10.81 per share;

•	The Class B Units shall only be converted to the extent that, after giving effect to such conversion, the value of a share in the event of a change in control or listing event is greater than $10.81;

•	The Class B Units shall have no distribution rights and, hence, will receive no distributions prior to their conversion to OP Units; and

•	The Class B Units shall have no voting rights, except for approval rights for any amendments to the rights and obligations of the Class B Units.

The Limited Partner Interest Contribution Agreement contained various customary representations and warranties. The foregoing summary of the Limited Partner Interest Contribution Agreement is qualified in its entirety by reference to the Limited Partner Interest Contribution Agreement, which is attached hereto as Exhibit 10.3 and incorporated by reference herein.

Amendments to Operating Partnership Agreements

On September 4, 2014, the Registrant entered into a Third Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the “Operating Partnership Agreement”), which amends and supersedes the Second Amended and Restated Limited Partnership Agreement (the “Former OP Agreement”). In addition, REIT I entered into Amendment No. 2 to the Agreement of Limited Partnership of REIT I Operating Partnership (the “REIT I OP Agreement Amendment”), and REIT II entered into Amendment No. 2 to the Agreement of Limited Partnership of REIT II Operating Partnership (the “REIT II OP Agreement Amendment”).

As a result of the entry into the above-described Limited Partner Interest Contribution Agreement and the Operating Partnership Agreement, the REIT I OP Agreement Amendment, and the REIT II OP Agreement Amendment, (1) references to the special limited partner interests previously held by the Advisor, REIT I Advisor, and REIT II Advisor in each of the respective operating partnerships have been removed from the respective agreements, in connection with the exchange of such interests pursuant to the Limited Partner Interest Contribution Agreement, and (2) provisions related to the subordinated incentive distributions payable to the special limited partners pursuant to the special limited partnership interests have been removed from the respective agreements. Accordingly, the Registrant and the Operating Partnership will no longer have any obligation to make the distributions of Net Sale Proceeds, Subordinated Incentive Listing Distribution, Subordinated Distribution Due Upon Extraordinary Transaction or Subordinated Distribution Due Upon Termination (each as defined in the Former OP Agreement).

The foregoing summary of the Third Amended and Restated Agreement of Limited Partnership is qualified in its entirety by reference to the Operating Partnership Agreement, which is attached hereto as Exhibit 10.4 and incorporated by reference herein.

Registration Rights Agreement

On September 4, 2014, in connection with the issuance of (i) OP Units to SSH, Churchill (as defined in Item 8.01 below), the Advisor, REIT I Advisor and REIT II Advisor pursuant to the terms of the SSH Contribution Agreement, the Churchill Contribution Agreement (as described in Item 8.01 below), and the Limited Partner Interest Contribution Agreement, as applicable, and (ii) Class B Units, which are convertible into OP Units (as described in “Contribution of Special Limited Partner Interests” above), to the Advisor, REIT I Advisor, and REIT II Advisor, the Registrant entered into a registration rights agreement (the “Registration Rights Agreement”) with SSH, Churchill, the Advisor, REIT I Advisor and REIT II Advisor. Under the Registration Rights Agreement, the Registrant has agreed to file, no later than six months following the date upon which the Registrant’s common stock becomes available for trading pursuant to the initial listing of such common stock on a national securities exchange, as such term is defined under the Securities Exchange Act of 1934, and use commercially reasonable efforts to cause to become effective as soon as practicable thereafter, a registration statement for the offering on a continuous or delayed basis in the future covering resales of shares of the Registrant’s common stock that may be acquired by SSH, Churchill, the Advisor, REIT I Advisor or REIT II Advisor in connection with the exercise by them of the exchange rights associated with the OP Units.

The foregoing description of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 4.1 and incorporated by reference herein.

Agreement Regarding Acquisition Fees

In connection with the Self Administration and Investment Management Transaction, the Registrant, the Operating Partnership and SSH agreed that for a period of six months following the closing of the Self Administration and Investment Management Transaction, subject to certain extensions, SSH, as the parent company of the Advisor and former ultimate parent company of Strategic Storage Advisor II, LLC, the advisor to SST2, and SS Growth Advisor, LLC, the advisor to SSGT, will retain any and all acquisition fees that would have been due under their respective advisory agreements with respect to any properties whose acquisition was pending, under contract, or was otherwise in process as of the closing of the Self Administration and Investment Management Transaction. The parties agreed that the first $2.0 million in such acquisition fees otherwise payable will be deferred until the payout ratio (as defined in the agreement and calculated to include the payment of any portion of the deferred fees that SSH is entitled to be paid) is 100% or less for any quarterly period.

Severance Agreements

On September 4, 2014, in connection with the Self Administration and Investment Management Transaction and the employment of our executive officers, the Operating Partnership entered into severance agreements (collectively, the “Severance Agreements”) with each of the following executive officers: H. Michael Schwartz, the Registrant’s Chief Executive Officer, President and Chairman of the Registrant’s Board of Directors, Paula Mathews, the Registrant’s Executive Vice President and Assistant Secretary, Michael S. McClure, the Registrant’s Executive Vice President, Chief Financial Officer and Treasurer, Wayne Johnson, the Registrant’s Senior Vice President – Acquisitions, Ken Morrison, the Registrant’s Senior Vice President – Property Management, and James L. Berg, the Registrant’s Secretary. The Severance Agreements were approved by the compensation committee of the Board of Directors of the Registrant.

Each of the Severance Agreements for our executive officers (collectively, the “Executive Officer Severance Agreements”) provide for separation payments upon the termination of the executive officer’s employment under various conditions. The level of severance pay depends upon the circumstances of the executive officer’s termination of employment. For example, if the executive officer were terminated by the Operating Partnership without Cause (as defined in the Executive Officer Severance Agreements ) and not in connection with a Change in Control (as defined in the Executive Officer Severance Agreements), then the executive officer would be entitled to a separation payment equal to the base salary for the applicable year and target bonus for the first fiscal year and average bonus thereafter (1.25 times these amounts for Mr. McClure and 2.99 times these amounts for Mr. Schwartz). If, within two years of a Change in Control, the executive officer were terminated by the Operating Partnership without Cause or the executive officer terminates his or her employment for Good Reason (as defined in the Executive Officer Severance Agreements), then the executive officer would be entitled to a severance payment equal to 2 times the base salary for the applicable year and target bonus for the first fiscal year and average bonus thereafter (2.5 times these amounts for Mr. McClure and 2.99 times these amounts for Mr. Schwartz). Upon death or disability of the executive officer, the executive officer (or his or her estate) will be entitled to receive a severance payment equal to the base salary through the end of the applicable year plus any accrued but unpaid target bonus. If the executive officer terminates his or her employment voluntarily or if the executive officer were terminated by the Operating Partnership for Cause (as defined in the Executive Officer Severance Agreements), then such executive officer will only be entitled to $10,000. In each of the foregoing circumstances, if the executive officer violates any of the restrictive covenants set forth in the Executive Officer Severance Agreements, that executive officer’s right to receive severance payments pursuant to the Executive Officer Severance Agreements will end immediately.

The foregoing description of the Executive Officer Severance Agreements is qualified in its entirety by reference to the Form of Executive Officer Severance Agreement, which is attached hereto as Exhibit 10.5 and is incorporated by reference herein.

Item 1.02.	Termination of a Material Definitive Agreement.

The description of the Advisory Agreement Termination in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The description of the Severance Agreements in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 5, 2014, the Registrant filed the Second Articles of Amendment to the Second Articles of Amendment and Restatement of the Registrant (the “Charter”) to change the Registrant’s name from Strategic Storage Trust, Inc. to SmartStop Self Storage, Inc. No other changes were made to the Charter.

The foregoing description is qualified in its entirety by reference to the Second Articles of Amendment, which is attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure

A letter to the stockholders of the Registrant regarding the Self Administration and Investment Management Transaction and the Registrant’s estimated value per share is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 of Form 8-K and the attached Exhibit 99.1 are furnished to the SEC, and shall not be deemed to be “filed” with the SEC for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act regardless of any general incorporation language in such filing.

Item 8.01.	Other Events.

On September 4, 2014, the Registrant and the Operating Partnership, as Contributee, and Churchill TRI, LLC (“Churchill”), an affiliate of the Registrant’s Chief Executive Officer and President, H. Michael Schwartz, as Contributor, entered into a Contribution Agreement (the “Churchill Contribution Agreement”) whereby the Operating Partnership acquired Churchill’s ownership interest in SBOA TI Reinsurance Ltd. (the “Reinsurance Company”), a Cayman Islands exempted company, which reinsures a portion of the insurance required by the insurer of the Registrant’s tenant insurance program, whereby tenants of the Registrant’s self storage facilities and tenants of other operators participating in the program can purchase insurance to cover damage or destruction to their property while stored at such facilities. In addition to the tenant insurance revenues the Registrant already receives pursuant to the program, the Registrant will now be entitled to receive its share of distributions of any profits generated by the Reinsurance Company depending on actual losses incurred by the program. Churchill contributed its interest in the Reinsurance Company in exchange for $3.75 million in cash and 290,023 OP Units.

Pursuant to the terms of the SSH Contribution Agreement, Churchill Contribution Agreement and Limited Partner Interest Contribution Agreement, none of SSH, Churchill, the Advisor, the REIT I Advisor or the REIT II Advisor may transfer for a period of two years any of (a) the OP Units or Class B Units it receives pursuant to the SSH Contribution Agreement, Churchill Contribution Agreement or the Limited Partner Interest Contribution Agreement, as applicable, or (b) any shares of common stock of the Registrant held by any of them upon exchange of the OP Units or Class B Units pursuant to the provisions of the Operating Partnership Agreement, except for (i) certain permitted transfers and (ii) upon a change in control of the Registrant, such restrictions on transfer shall terminate.

The Churchill Contribution Agreement contains customary representations, warranties, covenants and agreements of the Registrant, the Operating Partnership and Churchill.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

3.1 Second Articles of Amendment to the Second Articles of Amendment and Restatement

4.1 Registration Rights Agreement, dated September 4, 2014, by and among Strategic Storage Trust, Inc., Strategic Storage Holdings, LLC, Churchill TRI, LLC, Strategic Storage Advisor, LLC, USA Self Storage Advisor LLC, and USA SS REIT II Advisor, LLC

10.1 Contribution Agreement, dated as of September 4, 2014, by and among Strategic Storage Trust, Inc. and Strategic Storage Operating Partnership, L.P., as Contributee, and Strategic Storage Holdings, LLC, as Contributor (Exhibits and Schedules Omitted)

10.2 Termination of Advisory Agreement, dated as of September 4, 2014, by and among Strategic Storage Trust, Inc., Strategic Storage Operating Partnership, L.P., and Strategic Storage Advisor, LLC

10.3 Limited Partner Interest Contribution Agreement, dated as of September 4, 2014, by and among Strategic Storage Operating Partnership, L.P., USA Self Storage Operating Partnership, LP, USA SS REIT II Operating Partnership, L.P., Strategic Storage Advisor, LLC, USA Self Storage Advisor LLC, and USA SS REIT II Advisor, LLC (Exhibits and Schedules Omitted)

10.4 Third Amended and Restated Limited Partnership Agreement of Strategic Storage Operating Partnership, L.P.

10.5 Form of Executive Officer Severance Agreement

99.1 Letter to Stockholders dated September 5, 2014

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTSTOP SELF STORAGE, INC.

Date: September 5, 2014	By:	/s/ Michael S. McClure
Michael S. McClure
Executive Vice President and Chief Financial Officer